SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2016

Ember Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	033-13474-NY	01-3341552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street, 24th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 406-6243

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement

On March 21, 2016, we entered into an Asset Purchase Agreement (the “Agreement”) with Migralex., a Delaware corporation (“Migralex”). Under the Agreement, we acquired all assets related to Migralex™, a commercially available over-the-counter medication for treating pain. Migralex™ is a headache medicine that has been clinically proven to be highly effective in relieving most types of pain, including arthritis pain, tension headaches, sinus headaches, stress headaches, menstrual headaches, and various other pains. It is a patented product and is the strongest combination pain medicine available without a prescription

Under the Agreement, we have acquired all material assets currently owned by Migralex, including all inventory, raw materials, work in process, packaging, the toll free number, hardware and software used for ordering and customer support, all intellectual property, websites, domain names, accounts receivable and vendor credits, contracts, and all marketing and promotional information and materials.

The purchase price for the Migralex assets consisted of common stock and warrants, paid as follows:

  1,578,948 shares of common stock; and

  Warrants to purchase 526,316 shares of common stock at purchase price of $0.95, exercisable for a period of five (5) years.

In addition, we agreed to assume certain liabilities of Migralex arising under certain contracts assumed as part of the asset purchase. As part of the Agreement, we also entered into a Consulting Agreement with Dr. Alex Mauskop, the inventor of Migralex™. Under the Consulting Agreement, Dr. Mauskop will receive a royalty on all sales for a period of three (3) years, and will perform a minimum of twenty (20) hours of work per month at a rate of $250 per hour.

We have committed to use reasonable commercial efforts in developing and commercializing Migralex’s technologies, and are required invest at least $5 million toward sales, marketing, and product line extension efforts over the next year.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 -- Unregistered Sales of Equity Securities

The disclosures set forth above regarding issuance of common stock and warrants to Migralex is incorporated herein by reference. The issuance of such shares and warrants was exempt from registration under Section 4(2) of the Securities Act.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement with Migralex, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ember Therapeutics, Inc.

/s/ Joseph Hernandez

Joseph Hernandez
Executive Chairman

Date: March 28, 2016

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